UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2011

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2011, Northfield Bank, the wholly owned subsidiary of Northfield Bancorp, Inc., approved amended and restated employment agreements with its Chairman of the Board, President and Chief Executive Officer, John W. Alexander, and its Executive Vice President, Michael J. Widmer effective January 1, 2012. Pursuant to the review provided for in each agreement, the agreements were extended for an additional year so that the term of the agreements remains three years. The amended and restated agreements are filed as exhibits to this Current Report on Form 8-K.

Item 8.01	Other Events

On December 18, 2011, the manager of the premium finance division of Northfield Bank, the wholly owned subsidiary of Northfield Bancorp, Inc., requested that the parties mutually terminate the management and license agreement (dated October 15, 2009) between the Company and the manager, effective December 30, 2011. Provisions of the management and license agreement allow for Northfield Bank to either sell the existing premium finance loans or continue receiving contractual amortization until the loans are paid in full. Currently, management is evaluating these two options. At September 30, 2011, these loans had a carrying value of $57.8 million.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement with John W. Alexander, dated January 1, 2012

10.2	Employment Agreement with Michael J Widmer, dated January 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: December 22, 2011	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating Officer and Chief Financial Officer